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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report: January 15, 1998

ACT Teleconferencing, Inc.
(Exact name of registrant as specified in its charter)

Colorado                        0-27560                  84-1132665
(State of Incorporation)    (Commission File No.)       (IRS Employer
                                                       Identification No.)

1658 Cole Boulevard, Suite 162, Golden, Colorado  80401
(Address of principal executive offices)         Zip Code

(303) 233-3500
(Registrant's telephone number)


Item 2. Acquisition or Disposition of Assets. On December 29, 1997, Registrant ACT Teleconferencing, Inc. ("ACT") acquired 80% of the issued capital in Multimedia and Teleconferencing Systems Limited ("MaTS"), located in the United Kingdom, for a minimum purchase price of $745,464 [$155,474 cash plus $589,990 of ACT common stock (81,378 shares x $7.25 per share)] and a maximum purchase price of $1,285,474 million [$155,474 cash plus $1,130,000 of ACT common stock (155,862 common shares at $7.25 per share)] from the following four United Kingdom residents: Finlay McKeracher, Irene Brown McKeracher, Martin James Offwood and Sarah Stacey ("MaTS sellers"). Some of the shares (74,484) may not issue to the MaTS sellers, as the issuance of these shares is conditional upon certain performance criteria imposed on MaTS through 1999.


ACT warrant holders exercised their warrants, which provided ACT's source of
cash for the acquisition.   ACT did not have any preexisting relationship with
any of the MaTS sellers. Upon further analysis, MaTS financial statements will be provided if necessary.


Item 9.  Sales of Equity Securities Pursuant to Regulation S.   Pursuant to
Regulations 144 and S, on December 12, 1997, ACT issued 81,378 shares of common stock at $7.25 per share in a private offering to United Kingdom residents Finlay McKeracher, Irene Brown McKeracher, Martin James Offwood and Sarah Stacey. On December 29, 1997, pursuant to Regulations 144 and S, an additional 74,484 shares at $7.25 may issue to these United Kingdom residents dependent upon certain performance criteria
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imposed on MaTS through 1999.




                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                              ACT Teleconferencing, Inc.
                                                    (Registrant)


Date:  January 15, 1998                       By:/s/ Gavin Thomson
                                                    (Signature)
                                              Gavin Thomson
                                              Chief Financial Officer



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